Exhibit 10.11

SQUARE 1 FINANCIAL, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 2, 2010, is by and between Square 1 Financial, Inc. a Delaware corporation (the “Corporation”), and the entities identified on Exhibit A (collectively referred to herein as the “Purchaser”).

WITNESSETH:

WHEREAS, the Company proposes to conduct an offering of approximately 9,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), by means of a private placement (the “Private Placement”); and

WHEREAS, the Purchaser has agreed, subject to the satisfaction of certain conditions including that the gross proceeds of the sale of the Shares in the Private Placement are at least $45,000,000, to purchase the number of Shares from the Company at $5.15 per share (the “Purchase Price”) as set forth on Exhibit A.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. AUTHORIZATION; SALE AND PURCHASE OF SHARES

1.1 Authorization of Shares. The Corporation has duly authorized the issuance and sale to you of the Shares, all of which will be voting Common Stock. In addition, in connection with the Private Placement, the Corporation has authorized the issuance and sale of the Shares, all of which will be voting Common Stock.

1.2 Sale and Purchase of Shares. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Corporation, at the Closing provided for in Section 2 hereof, the Shares at the Purchase Price. The Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the Shares.

1.3 Registration Rights Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement,” and together with this Agreement and each other document or agreement executed in connection with the Transactions (as such term is defined in Section 4.1(k)) contemplated hereunder, the “Transaction Documents”), pursuant to which, among other things, the Corporation will agree to provide certain registration rights with respect to the Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

1.4 Adjustment of Terms. In the event that the Corporation provides for more favorable terms to another purchaser of Shares in the Private Placement, including, but not limited to, a price per share of less than the Purchase Price, the Corporation will offer the Purchaser the same terms with respect to the Shares and this Agreement will be amended accordingly; provided, however, that the Purchaser acknowledges that the Corporation has agreed to issue to Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (“Patriot”) warrants to purchase up to 750,000 shares of Common Stock with an exercise price of $5.15 per share under certain terms and conditions and, provided further, that the issuance of such warrants to Patriot shall not require an adjustment or amendment of the terms of this Agreement with respect to the Purchaser pursuant to this Section 1.4.

2. THE CLOSING.

2.1 Time and Place of the Closing. Subject to Section 3 hereof, payment of the Purchase Price for and delivery of the Shares (together, the “Closing”) shall be made at the offices of Kilpatrick Stockton LLP, or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchaser, on such date and time as the Purchaser and the Corporation shall mutually agree (such date and time of payment and delivery being herein called the “Closing Date”).

2.2 Delivery of and Payment for the Shares. At the Closing, the Corporation shall issue in certificated form to the Purchaser the Shares to be purchased by it, dated the Closing Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Corporation in the Purchaser’s name, against payment in full at the Closing of the aggregate Purchase Price therefore by wire transfer of immediately available funds for credit to such account as the Corporation shall direct.

3. CONDITIONS TO CLOSING

3.1 Conditions to the Purchasers’ Obligations. The obligations of the Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Corporation shall have executed and delivered to the Purchaser, or caused to be executed and delivered to the Purchaser, a copy of each of this Agreement and the Registration Rights Agreement;

(b) The aggregate gross proceeds from the sale of the Shares of Common Stock in the Private Placement, including the sale of the Shares pursuant to the terms hereof, shall not be less than $45.0 million.

(c) The Corporation shall have furnished to the Purchaser a certificate, dated the Closing Date, executed on behalf of the Corporation by each of the President and Chief Executive Officer and the Chief Financial Officer of the Corporation, stating that:

(i) The representations, warranties and agreements of the Corporation in Section 4.1 hereof are true and correct as of the Closing Date and the Corporation has complied with all its agreements contained herein;

(ii) Such officers have carefully examined the Financial Statements (as defined in Section 4.1(e) hereof) and, in their opinion, as of their respective dates (except to the extent superseded by statements in later-prepared documents comprising part of the Financial Statements), and as of the Closing Date, the Financial Statements do not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iii) From the date of the Financial Statements to the Closing Date, there shall not have been any event or series of events, change, occurrence or development or a state of circumstances or facts (including any events, changes, occurrences, developments, state of circumstances or facts existing prior to the date hereof but which become known during such period) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in Section 4.1(g) hereof);

(iv) Such officers have carefully examined the Report (as defined in Section 3.1(j) hereof) and upon review thereof, no fact, circumstance, occurrence or development arises therefrom that individually or in the aggregate has or is reasonably expected to have a Material Adverse Effect; and

(v) As of the Closing Date, neither Square 1 Bank nor the Corporation are subject to higher minimum regulatory capital requirements imposed by a Governmental Authority (as defined in Section 3.1(f) hereof) than those existing as of the date of the Agreement (a “Capital Directive”) and such officers have no knowledge that either Square 1 Bank and/or the Corporation will be receiving, may receive or are likely to receive a Capital Directive.

(d) The Corporation shall have delivered a certificate of the Secretary of the Corporation, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Corporation or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the Registration Rights Agreement and the issuance of the Shares, (ii) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Corporation and (iii) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Corporation;

(e) The Corporation shall have delivered a certificate evidencing the formation and good standing of each of the Corporation and Square 1 Bank in its respective jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days of the Closing Date;

(f) Any authorizations, consents, commitments, agreements, orders or approvals or confirmation of non-objection of, or declarations, notifications or filings with, or expirations of waiting periods imposed by, any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market, including the Board of Governors of the Federal Reserve (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”) (any such court, agency, authority, exchange or market, including the Federal Reserve, a “Governmental Authority”) required for the consummation of the Transactions, as defined herein, shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders, and there shall be no judgment, injunction, order or decree prohibiting any of the Transactions contemplated hereby, and no action, suit or proceeding shall be pending or threatened before or by any court or Governmental Authority seeking to restrain or prohibit, or seeking damages in connection with, the Transactions contemplated hereby;

(g) Kilpatrick Stockton LLP, counsel to the Corporation, shall have furnished to the Purchaser its written opinion, addressed to the Purchaser and dated the Closing Date, substantially as set forth in Exhibit C hereto;

(h) The Corporation shall have delivered to the Purchaser a schedule in the form of Schedule 3.1(h) attached hereto that identifies as of the time immediately after the Closing and assuming the sale of Shares as contemplated by this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Corporation (whether or not then-presently convertible into or exercisable or exchangeable for shares of capital stock of the Corporation).

(i) Square 1 Bank shall have received the written Report of Examination (the “Report”) issued by the FDIC and the Commissioner with respect to the joint safety and soundness examination conducted thereby in the fourth quarter of 2009.

3.2 Conditions to the Corporation’s Obligations.

(a) The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Purchaser contained herein and to the performance by the Purchaser of its obligations hereunder.

(b) The Purchaser shall have received any and all necessary approvals or non-objections from all Governmental Authorities necessary for the purchase by the Purchaser of the Shares pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations, Warranties and Agreements of the Corporation. The Corporation represents and warrants to, and agrees with the Purchaser that as of the date hereof and immediately prior to the Closing:

(a) The authorized capital stock of the Corporation consists of 35,000,000 shares of Common Stock, $0.01 par value, of which 10,676,500 shares are outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, $0.01 par value, of which 5,000 shares of its Series A Fixed Rate Cumulative Convertible Preferred Stock are outstanding as of the date of this Agreement.

(b) The Corporation and each Subsidiary (as defined below) have filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the Securities and Exchange Commission (the “SEC”), the FDIC, the Commissioner and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect (as defined below). All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Corporation Reports.” As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the Commissioner and any other applicable foreign or state securities or banking authorities, as the case may be. For the purposes of this Agreement, the term “Subsidiary” shall mean any: (a) firm, corporation, partnership, limited liability company, trust or other entity of which the Corporation owns (i) at least 10% of the outstanding voting capital stock (or other outstanding voting shares of beneficial interest), or (ii) at least a majority of the partnership, membership, joint venture or similar interests; (b) partnership in which the Corporation is a general partner; or (c) limited liability company in which the Corporation is the manager or the managing member.

(c) Since December 31, 2008, no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to December 31, 2008 but which became known on or after December 31, 2008) that is not disclosed in the Financial Statements (as defined below) which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect. There are no transactions, arrangements, or other relationships between the Corporation or any Subsidiary and an unconsolidated or other off balance sheet entity. Neither the Corporation nor any of its Subsidiaries is a party to any material transaction or material contract or arrangement with any stockholder of the Corporation holding at least 10% of the outstanding shares of Common Stock (determined on a fully diluted basis), director, officer or employee of the Corporation or any of its Subsidiaries (collectively, “Related Parties”) or any of the respective immediate family members or affiliates of Related Parties other than in the ordinary course of business.

(d) The Corporation and each Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any governmental entities that are required in order to carry on their business as presently conducted and that are material to the business of the Corporation or such Subsidiary, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(e) The Corporation has furnished to the Purchaser or otherwise made available a copy of the audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2006, 2007 and 2008, each interim period subsequent to the end of its fiscal year ended December 31, 2008 through September 30, 2009 and the unaudited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2009 (attached hereto as Schedule 4(e)) (collectively, the “Financial Statements”). The Financial Statements do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Based in part upon the representations and warranties of the Purchaser contained herein, (i) the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act, or any state securities laws and (ii) none of the Corporation, its Subsidiaries nor, to the Corporation’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Corporation security or solicited any offers to buy any security under circumstances that would (A) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Corporation of the Shares as contemplated hereby or (B) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Corporation for purposes of any applicable law, regulation or stockholder approval provisions. Neither the Corporation nor any person acting on behalf of the Corporation has offered or sold any of the Shares by any form of general solicitation or general advertising. The Corporation has offered the Shares for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(g) The Corporation and its Subsidiaries (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, (ii) are duly qualified to do business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its Subsidiaries (taken as a whole), or which would not reasonably be expected to materially and adversely affect the assets or properties of the Corporation and its Subsidiaries (taken as a whole), or which would not reasonably be expected to materially and adversely affect the Transactions as defined herein (individually or in the aggregate, a “Material Adverse Effect”); and (iii) have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged.

(h) The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Corporation (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Corporation) as of the date of this Agreement has been set forth on Schedule 4.1(h). All of the outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws. None of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Corporation, and no person has any preemptive or similar right to purchase any shares of capital stock of the Corporation. Except as set forth on Schedule 4.1(h), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Corporation, or contracts, commitments, understandings or arrangements by which the Corporation is or may become bound to issue additional shares of capital stock of the Corporation or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Corporation, (ii) there are no outstanding securities or instruments of the Corporation which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Corporation is or may become bound to redeem a security of the Corporation; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (iv) the Corporation does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (v) the Corporation has not exercised its right to defer payments of interest on the Fixed Rate Junior Subordinated Convertible Debt Securities due 2038 issued by Square 1 Financial Capital Trust 1 (the “Trust Subsidiary”) pursuant to Section 2.11 of the Indenture dated September 30, 2008 between the Corporation and Wilmington Trust Company, a Delaware banking corporation, as trustee of the Trust Subsidiary.

(i) The Shares have been duly authorized and, when issued and delivered by the Corporation against payment therefor in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and there are no preemptive rights relating to the issuance of the Shares.

(j) Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(k) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares in the manner contemplated hereby, the consummation of the transactions contemplated herein and the completion of the Private Placement (collectively, the “Transactions”), will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their property is bound, where such conflict, violation or default might reasonably be expected to have a Material Adverse Effect, or (B) any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Corporation or any of its Subsidiaries or any of their property, where such conflict, violation or default might reasonably be expected to have a Material Adverse Effect, or (ii) violate any of the provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required under state securities laws or Regulation D under the Securities Act.

(l) The Financial Statements (including the related notes) present fairly, in all material respects, the financial condition and results of operations of the Corporation and Square 1 Bank, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(m) There is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Corporation, all pending legal, arbitral or governmental proceedings or investigations to which the Corporation or any of its Subsidiaries is a party or have been threatened, or of which any of their assets or properties is the subject which are not described in the Financial Statements, including ordinary routine litigation incidental to the business of the Corporation or any of its Subsidiaries, is, considered in the aggregate, not material to the Corporation or any of its Subsidiaries.

(n) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect or, to the best knowledge of the Corporation, threatened.

(o) Neither the Corporation nor any Subsidiary has engaged in conduct that it knew to be a violation of any applicable law or contractual obligation relating to the recruitment, hiring, extension of offers of employment, retention or solicitation of any current employee of the Corporation or any Subsidiary. To the knowledge of the Corporation, no executive officer is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the knowledge of the Corporation, the continued employment of each such executive officer does not subject the Corporation or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.

(p) No broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Shares contemplated by this Agreement other than fees payable to Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) as set forth in Schedule 4.1(p) for acting as placement agent to the Corporation in connection with the Transactions, which will be paid by the Corporation.

(q) The Corporation does not own or control, directly or indirectly, any Subsidiary other than Square 1 Bank, Square 1 Ventures, LLC and the Trust Subsidiary. The Corporation does not engage in any business or activity other than investing its assets and owning or controlling Square 1 Bank, Square 1 Ventures LLC and the Trust Subsidiary. Except for short-term debt securities and shares issued to the Corporation by the Trust Subsidiary and as set forth in Schedule 4.1(q), the Corporation does not own any shares of stock or any other equity or debt securities of any corporation or other entity or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as set forth in the Financial Statements.

(r) Except for such agreements that have expired or terminated in accordance with their terms prior to the date hereof, each material agreement to which the Corporation and its Subsidiaries is a party, is in full force and effect and is binding on the Corporation and/or its Subsidiaries, as applicable, and, to the knowledge of the Corporation, is binding upon such other parties, in each case in accordance with its terms, and neither the Corporation, any of its Subsidiaries nor, to the knowledge of the Corporation, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. Neither the Corporation, nor any of its Subsidiaries, has received any written notice regarding the termination of any such agreements.

(s) Each of the Corporation and its Subsidiaries has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof or had properly requested extension thereof and has paid all taxes shown as due thereon, and any related material assessments, fines or penalties. Each of the Corporation and its Subsidiaries has made reasonably adequate charges, accruals and reserves in the applicable Financial Statements in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Corporation and its Subsidiaries has not been finally determined. The Corporation has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or any of its Subsidiaries.

(t) The Corporation and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, all applicable local, state and federal environmental laws and the applicable federal and state banking laws, rules and regulations, (the “Applicable Laws”). Neither the Corporation nor any of its Subsidiaries has received any notice of purported or actual non-compliance with Applicable Laws nor, except to the extent it would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, any notice of any material, actual or proposed changes in the existing Applicable Laws. Neither the Corporation nor any of its Subsidiaries has received any communication from any Governmental Authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(u) The operations of the Corporation and its Subsidiaries are and have been conducted, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(v) Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(w) Each of the Corporation and its Subsidiaries has good and marketable title to all properties and assets reflected as owned by it in the Financial Statements and that it otherwise purports to own, and such properties and assets are not subject to any lien, mortgage, pledge, or security interest except (i) those, if any, securing debt reflected in the Financial Statements, or (ii) those which are not material in amount or do not adversely affect the use made and intended to be made of such property by the Corporation or its Subsidiaries. Each of the Corporation and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Financial Statements, each of the Corporation and its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

(x) Each of the Corporation and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as the Corporation reasonably believes are customary in the Corporation’s and its Subsidiaries’ industry and otherwise reasonably prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Corporation and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect and no written notice of cancellation has been received.

(y) The Corporation is not and, after giving effect to the offering and sale of the Shares as contemplated in this Agreement will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) The Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Square 1 Bank is a commercial bank duly organized, validly existing and in good standing with the Commissioner. Square 1 Bank has at least a “satisfactory” rating under the U.S. Community Reinvestment Act. Square 1 Bank is a member in good standing of the Federal Home Loan Bank of Atlanta. Square 1 Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. Square 1 Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(aa) Except as set forth on Schedule 4.1(aa), neither the Corporation nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action (including any order to pay civil money penalties) issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its operations or business or that in any material manner relates to its capital adequacy, maintenance of specific capital levels, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Corporation or any Subsidiary been advised since December 31, 2008 by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(bb) The Corporation is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(cc) As of the Closing Date, except for normal periodic examinations conducted or being conducted by a federal or state bank regulatory authority having jurisdiction over the Corporation or any of its Subsidiaries (a “Bank Regulator”), since December 31, 2008, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Corporation, investigation into the business or operations of the Corporation or any of its Subsidiaries. The Corporation and its Subsidiaries have addressed in all material respects any matters requiring Board attention set forth in writing by any Bank Regulator with respect to any such normal periodic examination.

(dd) At the Closing Date, taking into account the proceeds of the capital raise contemplated as part of this Transaction, the Corporation and the Corporation’s bank Subsidiary will each have a leverage ratio of not less than 8.0% and a total risk-based capital ratio of not less than 12.0%.

(ee) As of the date hereof and as of the Closing Date, the Corporation’s management has concluded that the loan loss reserves of the Corporation’s bank Subsidiary are adequate.

(ff) The issuance of the Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Corporation or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.2 Representations and Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Corporation that, as of the date hereof and immediately prior to the Closing:

(a) The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Purchaser,

enforceable against the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(b) The Purchaser is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and has all the requisite power and authority to purchase the Shares, as provided herein, and (ii) such investment has been duly authorized by all necessary action on behalf of the Purchaser.

(c) The Purchaser is purchasing the Shares for the Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. The Purchaser has not been organized solely for the purpose of acquiring the Shares.

(d) The Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and understands and agrees that the offer and sale of the Shares to the Purchaser pursuant to this Agreement have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements of the Securities Act based on the accuracy of the Purchaser’s representations in this Section 4.2.

(e) In the normal course of the Purchaser’s business or affairs, the Purchaser invests in or purchases securities similar to the Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares. The Purchaser has received and has carefully reviewed the Financial Statements. The Purchaser has had access to such financial and other information concerning the Corporation and Square 1 Bank as Purchaser deemed necessary or desirable in making a decision to purchase the Shares, including an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

(f) The Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Shares. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with its own advisors, other than those advisors of the undersigned affiliated with the Corporation or any of its affiliates.

(g) The Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 of the Securities Act, and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, the Purchaser acknowledges that the Shares purchased hereunder will bear a legend to the effect set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, the Purchaser shall not transfer the Shares without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The restrictive legend set forth in this Section 4.2(g) shall be removed and the Corporation shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Corporation (“DTC”), if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the first Registration Statement covering the resale of some or all of the Shares (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Corporation shall cause counsel to the Corporation to issue to the Corporation’s transfer agent a legal opinion to the effect that no subsequent transfer of such Shares shall require registration under the Securities Act. Any fees (with respect to said transfer agent, counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Corporation. Following such time as a restrictive legend is no longer required for certain Shares, the Corporation will no later than 3 trading days following the delivery by the Purchaser to the Corporation or said transfer agent (with notice to the Corporation) of a legended certificate representing such Shares and an opinion of counsel to the extent required by this Section 4.2(g) deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive legends. Unless otherwise required by applicable law, the Corporation may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4.2(g). Certificates for Shares free from all restrictive legends may be transmitted by the said transfer agent to the Purchaser by crediting the account of the Purchaser’s custodian or prime broker with DTC as directed by the Purchaser.

(h) The Purchaser acknowledges that Sandler O’Neill was engaged by the Corporation to act as its placement agent in connection with the Transactions and will receive a cash fee for its services payable by the Corporation.

5. ADDITIONAL AGREEMENTS

5.1 Form D and Blue Sky. The Corporation agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Corporation, on or before the Closing Date, shall take such action as the Corporation shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. The Corporation shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.2 Regulatory Matters. Each of the Corporation and the Purchaser agrees to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to obtain any authorizations, consents, orders, approvals and/or non-objections of all Governmental Authorities necessary for the Purchaser to purchase the Shares on the Closing Date on terms consistent with the terms set forth in this Agreement.

5.3 Indemnification of Purchasers. The Corporation shall indemnify and hold the Purchaser harmless from and against all claims in respect of all fees paid to Sandler O’Neill in connection with this Agreement and the Transactions.

5.4 Confidentiality.

(a) For so long as the Purchaser owns any Shares, the Purchaser agrees and agrees to cause its Representatives (as defined in Section 5.4(c) below) (to the extent such Representatives are provided any such Confidential Information (as defined in Section 5.4(b) below) by the Corporation or the Purchaser), to keep confidential any Confidential Information. In the event the Purchaser pursuant to this Agreement or anyone to whom it transmits Confidential Information is requested or required by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process to disclose any such information, the Purchaser shall (i) provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive the Purchaser’s compliance with the provisions of this section, (ii) furnish only that portion of such information that the Purchaser is advised by counsel is responsive to the request or legally required and (iii) at the Corporation’s expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, the Purchaser may disclose any such information if required by judicial or administrative process or by other requirements of law, national stock exchange or self-regulatory organization.

(b) For the purpose of this Agreement, “Confidential Information” means information obtained from the Corporation, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the Purchaser or its Representatives, (ii) in the public domain other than by breach of this Agreement by the Purchaser or its Representatives or (iii) later acquired by the Purchaser from sources other than the Corporation or Square 1 Bank not known by the Purchaser or its Representatives, as applicable, to be bound by any confidentiality obligation to the Corporation or Square 1 Bank with respect to such information.

(c) For purposes of this Agreement, “Representative” shall mean, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners, general partners, managers, investment managers, or financial advisors or other person associated with, or acting for or on behalf of, such person.

5.5 Subsequent Sales of Common Stock. The Corporation shall not take any action or omit to take any action which would cause the Transactions or any portion thereof to require a vote of the Corporation’s stockholders.

5.6 Banking Regulations. Neither the Corporation nor Square 1 Bank shall take or permit any action to be taken that would result in the representation in Section 4.1(z) to no longer be true and correct.

5.7 Use of Proceeds. Except for $5.0 million of the net proceeds which will be retained by the Corporation, the remaining net proceeds of the capital raised through the Transactions contemplated by this Agreement shall be contributed to Square 1 Bank in the form of common equity. Notwithstanding the foregoing, the Corporation will not intentionally directly or indirectly use the proceeds of the Transactions, and will not lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5.8 No Change of Control. The Corporation shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchaser, either individually or in connection with the Shares sold in the Private Placement, will not trigger a “change of control” or other similar provision in any of the agreements to which the Corporation or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

5.9 No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the issuance of shares of Common Stock issuable as of the date hereof as set forth in Schedule 4.1(h) and the issuance of the Shares contemplated by this Agreement, the Corporation shall not issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into shares of Common Stock.

5.10 No Solicitation.

(a) The Corporation shall not, and shall cause its Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents thereof (collectively, the “Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage or take an action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person any information or data with respect to the Corporation or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; or (iii) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by the Corporation or any Representative shall be deemed to be a breach of this Agreement by the Corporation. The Corporation and its Subsidiaries shall, and shall cause each of the Corporation’s Representatives to, cease and cause to be terminated no later than March 10, 2010 any and all existing discussions, negotiations and communications with any persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal, whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (a) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Corporation or any of its Subsidiaries; (b) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Corporation or any of its Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of the Corporation and its Subsidiaries on a consolidated basis; rights or warrants to purchase or securities convertible into, such securities representing, twenty-five percent (25%) or more of the votes attached to the outstanding securities of the Corporation or any of its Subsidiaries; (c) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of the Corporation or any of its Subsidiaries; or (d) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing. Acquisition Transaction shall not include the Private Placement.

(b) Notwithstanding Section 5.10(a), the Corporation may take any of the actions described in clauses (ii) and (iii) of Section 5.10(a) if, but only if, (i) the Corporation has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.10 and (ii) the Board of Directors of the Corporation reasonably determines in good faith, after consultation with and having considered the advice of outside counsel and its financial advisor, that the failure to enter into an Acquisition Transaction would be reasonably likely to be inconsistent with its fiduciary duties to the Corporation’s shareholders under applicable law.

5.11 Governance Matters.

(a) The Corporation will cause effective as of the Closing Date one person nominated by the Purchaser to be elected or appointed to the Board of Directors (the “Board Representative”), subject to satisfaction of all legal and governance requirements regarding service as a director of the Corporation and to the reasonable approval of the Corporation’s Board of Directors or the appropriate committee thereof (such approval not to be unreasonably withheld or delayed). After such appointment for election, so long as the Purchaser beneficially owns shares of Common Stock equal to at least 4.9% of the outstanding shares of Common Stock (as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Corporation’s capitalization), the Corporation will be required to recommend to its stockholders the election of the Board Representative at the Corporation’s annual meeting at which such Board Representative’s term expires, subject to satisfaction of all legal and governance requirements regarding service as a director of the Corporation and to the reasonable approval of the Corporation’s Board of Directors or the appropriate committee thereof (such approval not to be unreasonably withheld or delayed), to the Board of Directors. If the Purchaser no longer holds the minimum number of shares of Common Stock specified in the prior sentence, the Purchaser will have no further rights under Sections 5.11 (a) through 5.11 (c) and, at the written request of the Corporation’s Board of Directors, shall use all reasonable best efforts to cause the Board Representative to resign from the Board of Directors as promptly as possible thereafter.

(b) The Board Representative (including any successor nominee) duly selected in accordance with Section 5.11 (a) shall, subject to applicable law, be the Corporation’s and the Board of Directors’ nominee to serve on the Board of Directors of the Corporation. The Corporation shall use all reasonable best efforts to have the Board Representative elected as a director of the Corporation and the Corporation shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to continued compliance with the ownership requirements of Section 5.11 (a), the Purchaser shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director, subject to satisfaction of all legal and governance requirements regarding service as a director of the Corporation and to the reasonable approval of the Board of Directors or the appropriate committee thereof (such approval not to be unreasonably withheld or delayed). The Board of Directors will promptly take all action reasonably required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Corporation’s and the Board of Directors’ nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Corporation and the Corporation soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Corporation shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Corporation’s Bylaws as then in effect. The Corporation shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

(e) The Board Representative shall have the right to attend regular and special meetings of the board of directors of Square 1 Bank; however, such Board Representative shall have no right to vote and shall not attend sessions of Board during which there is being discussed (i) matters involving this Agreement, (ii) information or material that Square 1 Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of Square 1 Bank, or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to Square 1 Bank, the presence of such designee would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed.

6. MISCELLANEOUS

6.1 Survival of Representations and Warranties. All statements contained in any officers’ certificates delivered by or on behalf of the Corporation or Square 1 Bank pursuant to this Agreement or in connection with the Transactions will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchaser will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchaser, and the sale and purchase of the Shares under this Agreement, and shall expire on the 12th month anniversary of the Closing Date.

6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto. This Agreement may not be assigned by the Corporation or the Purchaser without the prior written consent of the other parties hereto; provided that the Purchaser may assign the Agreement to any of its affiliates who execute an instrument in writing agreeing to be bound by the terms of this Agreement, which assignment shall not relieve the Purchaser of its obligations hereunder.

6.3 Notices. All written communications provided for herein are required to be sent by U.S. Certified Mail or recognized overnight delivery service (with charges prepaid) as follows:

(i) if to the Purchaser:

c/o Northaven Management, Inc.

375 Park Avenue, Suite 2709

New York, New York 10152

Attention: Paul Burke

and

(ii) if to the Corporation, addressed to it at:

Square 1 Financial Inc.

406 Blackwell Street, Suite 240

Durham, North Carolina 27701

Attention: Beth Reeves, Corporate Secretary

or at such other address as the Corporation may have specified to the Purchaser in writing.

6.4 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.5 Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

6.6 Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

6.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Expenses. Each Purchaser and the Corporation shall bear all expenses incurred by it in connection with the Agreement and the Transactions.

6.9 Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

6.10 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Corporation, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, including the Registration Rights Agreement, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by each of the parties hereto. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Corporation has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the Transactions except as set forth herein and the Registration Rights Agreement. Without limiting the foregoing, the Corporation confirms that, except as set forth in this Agreement, the Purchaser has not made any commitment or promise or has any other obligation to provide any financing to the Corporation or otherwise.

6.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Indemnities.

6.12 Indemnification.

(a) In consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Shares thereunder and in addition to all of the Corporation’s other obligations under this Agreement, the Corporation shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the Transactions) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Corporation contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Corporation) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares. To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 6.12 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 6.12, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 6.12, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 6.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

6.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.14 Payment Set Aside. To the extent that the Corporation makes a payment or payments to the Purchaser hereunder or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Termination.

This Agreement may be terminated, and the Transactions contemplated hereby abandoned, at any time prior to the Closing Date without liability, including for damages and out-of-pocket expenses:

(a) by the mutual written consent of the Purchaser and the Corporation;

(b) by either the Purchaser or the Corporation if either (i) any approval, consent or waiver of a Governmental Authority required to permit consummation of the Transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Authority of competent jurisdiction shall have issued an order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

(c) by either the Purchaser or the Corporation if the Closing has not occurred on or before April 30, 2010.

(d) by the Corporation if the Corporation has received an Acquisition Proposal and in accordance with Section 5.10 hereof has, or any of its Subsidiaries have, entered into a definitive acquisition agreement with respect to such Acquisition Proposal.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in he space provided for that purpose below.

Very truly yours.

SQUARE 1 FINANCIAL, INC.

By:	/s/ Richard J. Casey
Name: Richard J. Casey
Title: President and Chief Executive Officer

NORTHAVEN PARTNERS, L.P.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Member of the GP

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in he space provided for that purpose below.

Very truly yours.

SQUARE 1 FINANCIAL, INC.

By:	/s/ Richard J. Casey
Name: Richard J. Casey
Title: President and Chief Executive Officer

NORTHAVEN PARTNERS, II, L.P.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Member of the GP

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in he space provided for that purpose below.

Very truly yours.

SQUARE 1 FINANCIAL, INC.

By:	/s/ Richard J. Casey
Name: Richard J. Casey
Title: President and Chief Executive Officer

NORTHAVEN OFFSHORE, LTD.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Director

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in he space provided for that purpose below.

Very truly yours.

SQUARE 1 FINANCIAL, INC.

By:	/s/ Richard J. Casey
Name: Richard J. Casey
Title: President and Chief Executive Officer

NORTHAVEN CAPITAL PARTNERS, L.P.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Member of the GP

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”), dated as of April 29, 2010, is made and entered into by and between Square 1 Financial, Inc., a Delaware corporation (the “Corporation”) and the parties listed on Exhibit A (collectively referred to herein as the “Purchaser”).

Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Corporation and the Purchaser entered into a Stock Purchase Agreement, dated as of March 2, 2010 (the “Agreement”); and

WHEREAS, Section 4.1(e) of the Agreement provides that the Corporation shall have furnished or otherwise made available a copy of the audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2006, 2007 and 2008, each interim period subsequent to the end of its fiscal year ended December 31, 2008 through September 30, 2009 and the unaudited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2009; and

WHEREAS, the audited consolidated financial statements of the Corporation for its fiscal year ended December 31, 2009 are available; and

WHEREAS, pursuant to Section 6.10 of the Agreement, the Corporation and the Purchaser desire to amend Section 4.1(e) of the Agreement to include the Corporation’s audited consolidated financial statements for its fiscal year ended December 31, 2009; and

WHEREAS, Section 6.15(c) of the Agreement provides that either the Corporation or the Purchaser may terminate the Agreement if the Closing has not occurred on or before April 30, 2010; and

WHEREAS, pursuant to Section 6.10 of the Agreement, the Corporation and the Purchaser desire to amend Section 6.15(c) of the Agreement to extend the date on which the Agreement may be terminated if the Closing has not occurred on or before May 31, 2010; and

WHEREAS, as a result of restructuring of the transactions contemplated by the Agreement subsequent to the date the Purchaser and the Corporation entered into the Agreement, the number of Shares that the Purchaser will purchase from the Corporation has been reduced to the amounts set forth on Exhibit A.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

Amendment to the Agreement. Effective as of the date of this Amendment, Section 4.1(e) of the Agreement shall be amended as follows:

“(e) The Corporation has furnished to the Purchaser or otherwise made available a copy of the audited consolidated financial statements of the Corporation for its fiscal years ended

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December 31, 2006, 2007, 2008 and 2009 (attached hereto as Schedule 4(e)) (collectively, the “Financial Statements”). The Financial Statements do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. “

Effective as of the date of this Amendment, Section 6.15(c) of the Agreement shall be amended as follows:

“(c) by either the Purchaser or the Corporation if the Closing has not occurred on or before May 31, 2010; or”

Effective as of the date of this Amendment, the attached Exhibit A shall replace the Exhibit A referred to in the second WHEREAS clause in the Recitals to the Agreement.

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

SQUARE I FINANCIAL, INC.,

By:	/s/ Richard J. Casey
Name: Richard J. Casey
Title: President and Chief Executive Officer

NORTHAVEN PARTNERS, L.P.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Member of the GP

NORTHAVEN PARTNERS, II, L.P.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Member of the GP

NORTHAVEN OFFSHORE, LTD.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Director

NORTHAVEN CAPITAL PARTNERS, L.P.

By:	/s/ Paul Burke
Name: Paul Burke
Title: Member of the GP

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SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (this “Amendment”), dated as of May 7, 2010, is made and entered into by and between Square 1 Financial, Inc., a Delaware corporation (the “Corporation”) and the parties listed on Exhibit A (collectively referred to herein as the “Purchaser”).

Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Corporation and the Purchaser entered into a Stock Purchase Agreement, dated as of March 2, 2010 (the “Agreement”); and

WHEREAS, the Corporation has agreed to provide the Purchaser with certain participation rights in the event that the Corporation issues equity or debt securities in one or more future transactions, subject to certain limitations on such rights.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

Amendment to the Agreement. Effective as of the date of this Amendment, the Agreement shall be amended by adding a new Section 5.12 as follows:

5.12 Right to Participate in Future Offerings.

(a) The Corporation hereby grants to the Purchaser the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined herein) which the Corporation may, from time to time, propose to sell and issue; provided, however, that this right only arises in the event that such proposed offer and sale of New Securities by the Corporation involves one or more offerings that in the aggregate exceed $5.0 million. The Purchaser’s pro rata share, for purposes of this Section 5.12, means, with respect to the Purchaser relative to any specified group of stockholders at any time (i) the aggregate ownership of Common Stock of such Purchaser at such time, including for such purposes, then exercisable convertible securities, options and warrants to purchase shares of Common Stock owned thereby, divided by (ii) the aggregate ownership of Common Stock of all stockholders at such time, including for such purposes, all then exercisable convertible securities, options and warrants to purchase shares of Common Stock held by all stockholders.

(b) Except as set forth below, “New Securities” shall mean any shares of capital stock of the Corporation, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock of the Corporation. Notwithstanding the foregoing, “New Securities” does not include (i) the Shares, (ii) equity or debt securities offered to the public generally pursuant to a registration statement, (iii) securities issued as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction, (iv) shares of the Corporation’s Common Stock or related options or warrants exercisable for such Common Stock issued to employees, officers and directors of, and

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consultants, customers, and vendors to, the Corporation, pursuant to any arrangement approved by the board of directors of the Corporation, (v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation; (vii) securities issued in connection with the exercise or conversion or reorganization of outstanding equity or debt securities of the Corporation or any interest payment, dividend or distribution in respect of outstanding equity or debt securities of the Corporation; (viii) securities issued in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Corporation; or (ix) securities issued pursuant to the Troubled Asset Relief Program or any similar United States Government program.

(c) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Corporation proposes to issue the same. The Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to the Purchaser’s respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

(d) In the event the Purchaser fails to exercise such right of first refusal within said fifteen (15) day period, the Corporation shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be consummated, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon the terms no more favorable to the purchaser of such securities than specified in the Corporation’s notice issued pursuant to Section 5.12(c). In the event the Corporation has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Corporation shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above to the Purchaser.

(e) Notwithstanding the foregoing provisions of this Section 5.12, if a majority of the directors of the Board determine that the Corporation must issue equity or debt securities on an expedited basis, then the Corporation may consummate the proposed issuance or sale of such securities (“Expedited Issuance”) and then comply with the provisions of this Section 5.12(e) provided that (i) the purchaser(s) of such New Securities has consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 5.12, and (ii) the sale of any such additional New Securities under this Section 5.12 to the Purchaser pursuant to this Section 5.12 shall be consummated as promptly as is practicable but in any event no later than ninety (90) days subsequent to the date on which the Corporation consummates the Expedited Issuance under this Section 5.12 (e). Notwithstanding anything to the contrary herein in this Section 5.12(e), the provisions of subclause (i) hereto shall not be applicable and the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Corporation or its banking subsidiary.

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(f) The provisions of this Section 5.12 shall terminate immediately prior to the consummation of an Initial Public Offering by the Corporation. For purposes of this Section 5.12, the term “Initial Public Offering” shall mean an offering and sale to the public of any equity securities of the Corporation pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act as then in effect.

(g) Notwithstanding the provisions of this Section 5.12 of this Agreement, the Purchaser shall not take any action, including the exercise of any right granted under this Section 5.12 of this Agreement, that would cause the Purchaser’s or any other person’s beneficial ownership of voting capital stock of the Corporation (together with the ownership by any Affiliate of such Purchaser or other person of voting capital stock of the Corporation) to increase to an amount that would cause the Purchaser to be required to obtain a non-control determination (or an amendment to an existing non-control determination) or obtain prior consent or approval of the Federal Reserve under the BHC Act in order to acquire such additional voting capital stock, either through the exercise of such rights or otherwise, unless the Purchaser has filed the appropriate application or request for approval with the Federal Reserve within fifteen (15) days of the date the Purchaser advised the Corporation of its decision to exercise the rights granted pursuant to this Section 5.12 and the Federal Reserve has acted on such filing within ninety (90) days from the date such submission was filed with the Federal Reserve.

(h) Section 382. Notwithstanding the provisions of Section 5.12 of this Agreement, the Purchaser shall not take any action, including the exercise of any right granted under Section 5.12 of this Agreement, if the Corporation determines that the exercise of such right would trigger an ownership change of the Corporation under Section 382(g) of the Internal Revenue Code of 1986, as amended. The Corporation shall provide within seven (7) days to the Purchaser its written analysis reflecting the Section 382 effects of the proposed transfer.

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date hereof.

Square 1 Financial, Inc,

/s/ Richard J. Casey
By: Richard J. Casey
Title: President and Chief Executive Officer

Northaven Partners, L.P.

/s/ Paul Burke
By: Paul Burke
Title: Member of the GP

Northaven Partners II, L.P.

/s/ Paul Burke
By: Paul Burke
Title: Member of the GP

Northaven Offshore, LTD

/s/ Paul Burke
By: Paul Burke
Title: Director

Northaven Capital Partners, L.P.

/s/ Paul Burke
By: Paul Burke
Title: Member of the GP

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